(e)(1)(i)

September 28, 2011

Mr. Michael J. Roland

ING Investments Distributor, LLC

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Roland:

Pursuant to the Distribution Agreement (the “Agreement”) dated January 1, 2007 between ING Partners, Inc. and ING Investments Distributor, LLC (formerly, ING Funds Distributor, LLC) we hereby notify you of our intention to retain you as Distributor to render such services to ING Index Solution 2020 Portfolio, ING Index Solution 2030 Portfolio, ING Index Solution 2040 Portfolio, ING Index Solution 2050 Portfolio, ING Solution 2020 Portfolio, ING Solution 2030 Portfolio, ING Solution 2040 Portfolio,  and ING Solution 2050 Portfolio, each a newly established series of ING Partners, Inc. (collectively, the “New Series”), effective on September 28, 2011, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the New Series to the Amended Schedule A of the Agreement.  The Amended Schedule A is attached hereto.

The Amended Schedule A and the Amended Schedule B have also been updated 1) to reflect name changes for ING Columbia Small Cap Value Portfolio to ING Columbia Small Cap Value II Portfolio, ING Van Kampen Comstock Portfolio to ING Invesco Van Kampen Comstock Portfolio, ING Van Kampen Equity and Income Portfolio to ING Invesco Van Kampen Equity and Income Portfolio, and ING Oppenheimer Global Strategic Income Portfolio to ING Global Bond Portfolio, and 2) by the removal of Legg Mason ClearBridge Aggressive Growth Portfolio, as this fund recently merged.

Please signify your acceptance to act as Distributor under the Agreement with respect to the aforementioned New Series.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Partners, Inc.

ACCEPTED AND AGREED TO:

ING Investments Distributor, LLC

By:	/s/ Michael J. Roland
Michael J. Roland
Executive Vice President

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744	ING Partners, Inc.

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

ING PARTNERS, INC.

and

ING INVESTMENTS DISTRIBUTOR, LLC

Name of Fund

ING American Century Small-Mid Cap Value Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value II Portfolio

ING Davis New York Venture Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Global Bond Portfolio

ING Index Solution 2015 Portfolio

ING Index Solution 2020 Portfolio

ING Index Solution 2025 Portfolio

ING Index Solution 2030 Portfolio

ING Index Solution 2035 Portfolio

ING Index Solution 2040 Portfolio

ING Index Solution 2045 Portfolio

ING Index Solution 2050 Portfolio

ING Index Solution 2055 Portfolio

ING Index Solution Income Portfolio

ING Invesco Van Kampen Comstock Portfolio

ING Invesco Van Kampen Equity and Income Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Oppenheimer Global Portfolio

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING Solution 2015 Portfolio

ING Solution 2020 Portfolio

ING Solution 2025 Portfolio

ING Solution 2030 Portfolio

ING Solution 2035 Portfolio

ING Solution 2040 Portfolio

ING Solution 2045 Portfolio

ING Solution 2050 Portfolio

ING Solution 2055 Portfolio

ING Solution Aggressive Growth Portfolio

ING Solution Conservative Portfolio

ING Solution Growth Portfolio

ING Solution Income Portfolio

ING Solution Moderate Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio